UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2013

MEDIABISTRO INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-26393	06-1542480
(Commission File Number)	(IRS Employer ID Number)

50 Washington Street, Suite 912, Norwalk, Connecticut 06854

(Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code (203) 662-2800

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 1, 2013, Mediabistro Inc. (the “Company”) and its wholly-owned subsidiaries, Mediabistro.com Subsidiary Inc. and Inside Network Inc. (each a “Subsidiary”), entered into an Amended and Restated Promissory Note (the “Restated Note”) with Alan M. Meckler, the Company’s chairman of the board of directors and chief executive officer. The Note combines, amends, restates and replaces, but does not extinguish, the obligations of the Company pursuant to (i) a promissory note in the original principal amount of $7,197,143.21 that the Company and Mediabistro.com Subsidiary Inc. issued to Mr. Meckler which, as amended, is described in more detail in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on June 4, 2009, September 1, 2010 and November 14, 2011 (the “2009 Note”), and (ii) a promissory note in the original principal amount of $1,750,000.00 that the Company, Mediabistro.com Subsidiary Inc. and Inside Network, Inc. issued to Mr. Meckler, which is described in more detail in the Company’s Current Report on Form 8-K filed on November 17, 2011 (the “2011 Note”).

The Restated Note combines the currently outstanding principal amounts of the 2009 Note and 2011 Note along with applicable closing costs to $7,794,604.30 and extends the maturity date to September 1, 2043. Initially, interest accrues from August 27, 2013, at a rate of 5.50% per annum. Beginning September 1, 2018, the interest rate will convert to an adjustable rate based on a specified amount above LIBOR, with a minimum rate of 5.50% per annum and a maximum rate of 11.50% per annum. The rate will never be increased or decreased on any single date by more than 2.00% from the rate of interest that the Company has been paying for the preceding 12 months. Interest only is payable in arrears beginning November 1, 2013 and each month thereafter until September 1, 2023. Beginning October 1, 2023 and continuing each month thereafter, the monthly payment will be in an amount sufficient to repay the principal and interest at the rate determined under the Restated Note in substantially equal installments by the maturity date.

In the event of a change of control of the Company, Mr. Meckler may elect to make the remaining principal balance and all accrued and unpaid interest due and payable concurrently with the closing of the change of control event. A change of control includes a sale of the Company or either Subsidiary to a third party or any merger, consolidation, restructuring or reorganization of the Company that results in the common stock holders immediately prior to the transaction possessing less than 50% of the voting power of the surviving entity. Upon the occurrence of an event of default, Mr. Meckler may, among other things, declare the entire outstanding balance under the Restated Note to be immediately due and payable, and/or exercise any other rights

Mr. Meckler funded the Restated Note with a portion of the proceeds of his personal loan from BOFI Federal Bank (“BOFI”) with the intent that the principal and interest payments under the Restated Note will be utilized by Mr. Meckler to make payments under his note with BOFI. The Company must repay the Restated Note if Mr. Meckler is required to repay the BOFI note whether due to an event of default by Mr. Meckler under the BOFI note or otherwise.

The Restated Note was approved by all of the independent members of the Company’s Board of Directors, none of whom has a direct or indirect interest in the 2009 Note, the 2011 Note or the Restated Note.

To induce Mr. Meckler to enter into the Restated Note, pursuant to a Reaffirmation of Collateral Documents (the “Reaffirmation”), the Company reaffirmed its obligations under the collateral documents related to the 2009 Note and 2011 Note.

The description of the transactions described in this Item 1.01 does not purport to be complete and is qualified in its entirety by the terms of the Restated Note and the Reaffirmation, which are attached hereto as Exhibits 10.68 and 10.69.

Item 2.02.	Results of Operations and Financial Condition.

On November 6, 2013, Mediabistro Inc. issued a press release announcing its financial results for the third quarter ended September 30, 2013. The text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in Item 2.02 of this Current Report, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 2.02 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 2.02 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act regardless of any general incorporation language in such filing.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.68	Amended and Restated Promissory Note by Mediabistro Inc. Mediabistro.com Subsidiary Inc., and Inside Network, Inc., issued to Alan M. Meckler, dated November 1, 2013.

10.69	Reaffirmation of Collateral Documents by and among Mediabistro Inc., Mediabistro.com Subsidiary Inc., Inside Network, Inc., and Alan M. Meckler, dated November 1, 2013.

99.1	Press Release dated November 6, 2013.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDIABISTRO INC.

Date: November 7, 2013
/s/ Donald J. O’Neill
Donald J. O’Neill
Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description
10.68	Amended and Restated Promissory Note by Mediabistro Inc. Mediabistro.com Subsidiary Inc., and Inside Network, Inc., issued to Alan M. Meckler, dated November 1, 2013.

10.69	Reaffirmation of Collateral Documents by and among Mediabistro Inc., Mediabistro.com Subsidiary Inc., Inside Network, Inc., and Alan M. Meckler, dated November 1, 2013.

99.1	Press Release dated November 6, 2013

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